UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 7, 2008
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

299 Madison Avenue N. Suite C
Bainbridge Island, WA 98110
(Address of principal executive offices)

206-780-8203
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements

During the preparation of the company’s financial statements for the third quarter of 2008, management discovered that certain revenues were improperly recognized during the third and fourth quarters of 2007, and the first and second quarters of 2008.  On October 27, 2008, the company’s Board of Directors concluded that these financial issues were material and that, as a result, the previously issued financial statements for the periods ended September 30 and December 31, 2007, and March 31 and June 30, 2008, should no longer be relied upon.  This includes the quarterly and year to date revenue and expense information included in the consolidated balance sheets, statements of operations, statements of shareholders’ equity, and statements of cash flows as of and for the periods ended on those dates.

 During the fourth quarter of 2007 and second quarter of 2008, the company recorded approximately $990,000 in revenues in each quarter based upon receipt of purchase orders from a televised shopping network, but prior to the shipping of the goods ordered.  These revenues were all generated, but should have been recorded in the first quarter of 2008 and the third quarter of 2008, respectively, upon actual shipment of the goods.  As a result, approximately $990,000 of revenue and $770,000 of net income should be subtracted from the fourth quarter of 2007 and the second quarter of 2008, and added to the first and third quarters of 2008.

In addition, it appears that approximately $1.7 million of revenues related to direct consumer sales during these quarters should not have been recorded. Based on management’s current review, this is due primarily to orders that were received but not shipped.  A smaller portion of these revenues may have been improperly recorded due to product returns that were not properly recorded.  As a result, the company estimates that its revenues and net income for 2007 were overstated by approximately $550,000, and its revenues and net income for the first two quarters of 2008 were overstated by approximately $575,000 per quarter.

The Chief Executive Officer, Kelvin Claney, has reviewed these issues with the company’s independent accountants.  The company is performing a detailed review of its records to determine the precise amounts of revenue improperly recognized in each of the four quarters in question, and will restate financial statements for those quarters.  Upon restatement, the company will file amended reports with the Securities and Exchange Commission for those periods.

The company has corrected its revenue recognition procedures for the third quarter of 2008 and going forward.  However, until a review and restatement is complete, it will be unable to report accurate year to date revenues for 2008.

Management estimates that the process of review and restatement will take approximately 30-45 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television Inc.

By:	/s/ Kelvin Claney
Kelvin Claney
Chief Executive Officer

Date: November 7, 2008